EXHIBIT A

     Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: January 13, 1999

                                     FUTECH INTERACTIVE PRODUCTS, INC.


                                     By:  /s/ Vincent W. Goett
                                          -----------------------------------
                                     Its: Chief Executive Officer
                                          -----------------------------------


                                          /s/ Vincent W. Goett
                                          -----------------------------------
                                              Vincent W. Goett


                                          /s/ Melissa Goett
                                          -----------------------------------
                                              Melissa Goett


                                          /s/ Vincent W. Goett
                                          -----------------------------------
                                               Vincent W. Goett, as legal
                                               guardian for Kendall Goett


                                          /s/ Vincent W. Goett
                                          -----------------------------------
                                               Vincent W. Goett, as legal
                                               guardian for Samantha Goett


                                          /s/ Vincent W. Goett
                                          -----------------------------------
                                               Vincent W. Goett, as legal
                                               guardian for Brooke-Ashton Goett